Exhibit 3(ii)

BYLAWS

OF

AUDIENCE PRODUCTIONS, INC.

SECTION 1. OFFICES

The principal office of Audience Productions, Inc., a Washington corporation (the “Corporation”) shall be located at the principal place of business or such other place as the Board of Directors (the “Board”) may designate. Currently, the Corporation’s offices are located at 2311 N. 45th Street Suite 310 Seattle, WA 98103. This Corporation may have such other offices, either within or without the State of Washington, as the Board may designate or as the business of this Corporation may require from time to time.

SECTION 2. SHAREHOLDERS

2.1	Annual Meeting. The annual meeting of this Corporation’s “Series A Preferred Shareholders” and “Common Shareholders” (together the “Shareholders”) shall be held by telephone conference call on such date and time as may be designated by resolution of the Board each year. At the meeting, directors of this Corporation (“Directors”) shall be elected and any other proper business may be transacted. Notice of the annual meeting, including proxies, will be distributed to the Shareholders via electronic mail at least thirty (30) days prior to the meeting. Shareholder proposed resolutions must be sent back to the Chairman of the Board not less than ten (10) days before the meeting. Notice of the meeting will also include an agenda and reservation of sufficient time to address any Shareholder proposed resolutions.

2.2	Special Meetings. The Chairman of the Board or the Board may call special meetings of the Shareholders for any purpose. Further, a special meeting of the Shareholders shall be held if greater than fifty percent (50%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed, and delivered to the Chairman of the Board one (1) or more written demands for such meeting, describing the purpose or purposes for which it is to be held. Only “Series A Preferred Shares” are entitled to vote, one vote per Series A Preferred Share. “Common Shares” have no voting rights (Series A Preferred Shares and Common Shares are known collectively as “Shares”).

2.3	Meetings by Communication Equipment. Shareholders may participate in any meeting of the Shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.4	Date, Time, and Place of Meeting. Except as otherwise provided herein, all meetings of Shareholders, including those held pursuant to demand by Shareholders as provided herein, shall be held on such date and at such time and place, within or without the State of Washington, designated by or at the direction of the Board.

2.5	Notice of Meeting. Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board or the Chairman of the Board to each Shareholder entitled to notice of or to vote at the meeting not less than ten (10) nor more than sixty (60) days before the meeting, except that notice of a meeting to act on an amendment to this corporation’s articles of incorporation (the “Articles”), a plan of merger or share exchange, the sale, lease, exchange, or other disposition of all or substantially all of this Corporation’s assets other than in the regular course of business or the dissolution of this Corporation shall be given not less than twenty (20) nor more than sixty (60) days before such meeting. Such notice may be transmitted by mail, electronic mail, private carrier, personal delivery, telegraph, teletype, or communications equipment which transmits a facsimile of the notice to like equipment which receives and reproduces such notice. If these forms of written notice are impractical in the view of the Board or the Chairman of the Board, written notice may be transmitted by an advertisement in a newspaper of general circulation in the area of this Corporation’s principal office.

If such notice is mailed, it shall be deemed effective when deposited in the official government mail, first-class postage prepaid, properly addressed to the Shareholder at such Shareholder’s address as it appears in this Corporation’s current record of Shareholders. Notice given in any other manner shall be deemed effective when dispatched to the Shareholder’s address, electronic mail address, telephone number, or other number appearing on the records of this Corporation. Any notice given by publication as herein provided shall be deemed effective five (5) days after first publication.

2.6	Waiver of Notice. Whenever any notice is required to be given to any Shareholder under the provisions of these Bylaws, the Articles, or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to this Corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Further, notice of the time, place, and purpose of any meeting will be deemed to be waived by any Shareholder by attendance thereat in person or by proxy, unless such Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.7	Fixing of Record Date for Determining Shareholders. For the purpose of determining Shareholders entitled (a) to notice of or to vote at any meeting of Shareholders or any adjournment thereof, (b) to demand a special meeting, or (c) to receive payment of any dividend, or in order to make a determination of Shareholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than sixty (60) days, and in case of a meeting of Shareholders not less than twenty (20) days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to Shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. If no record date is set for the determination of Shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption, or other acquisition of this Corporation’s Shares), the record date shall be the date the Board authorizes the stock dividend or distribution.

2.8	Voting Record. At least ten (10) days before each meeting of Shareholders, an alphabetical list of the Shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of Shares therein, with the address of and number of Shares held by each Shareholder. This record shall be kept at the principal office of this Corporation for ten (10) days prior to such meeting, and shall be kept open at such meeting, for the inspection of any Shareholder or any Shareholder’s agent.

2.9	Quorum. A majority of the votes entitled to be cast on a matter by the Shareholders that, pursuant to the Articles or the Washington Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such Shares at a meeting of Shareholders. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice if a new date, time, or place is announced at the meeting before adjournment. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented thereat. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business thereat, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

2.10	Manner of Acting. If a quorum is present, action on a matter shall be approved if the votes cast in favor of the action by the Shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the Shares entitled to vote and be counted collectively thereon, unless the Articles or the Washington Business Corporation Act requires a greater number of affirmative votes.

2.11	Proxies. A Shareholder may vote by proxy executed in writing by the Shareholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Board or any Director or agent authorized to tabulate votes. A proxy shall become invalid eleven (11) months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

2.12	Voting of Shares. Except as provided in the Articles, each outstanding share entitled to vote with respect to a matter submitted to a meeting of Shareholders shall be entitled to one (1) vote upon such matter.

2.13	Action by Shareholders Without a Meeting. Any action which could be taken at a meeting of the Shareholders may be taken without a meeting or a vote if the action is taken by Shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all Shares entitled to vote on the action were present and voted. The taking of action by Shareholders without a meeting or vote must be evidenced by one (1) or more written consents describing the action taken, and signed by Shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes necessary in order to take such action by written consent.

SECTION 3. BOARD OF DIRECTORS

3.1	General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of this Corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles, or the Washington Business Corporation Act.

3.2	Number and Tenure. The Board shall be composed of not less than one (1) nor more than five (5) Directors, the specific number to be set by resolution of the Board. Presently, this Corporation has three (3) Directors, Jay T. Schwartz (Chairman, Director), George Brumder (Director), and Julie Chase (Director). The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Unless a Director dies, resigns, or is removed, his or her term of office shall expire at the next annual meeting of Shareholders; provided, however, that a Director shall continue to serve until his or her successor is elected or until there is a decrease in the authorized number of Directors. Directors need not be Shareholders of this Corporation or residents of the State of Washington and need not meet any other qualifications.

3.3	Annual and Regular Meetings. An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of Shareholders. By resolution the Board, or any committee thereof may specify the time and place either within or without the State of Washington for holding regular meetings thereof without notice other than such resolution.

3.4	Special Meetings. Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, or in the case of special Board meetings, a majority of Directors and, in the case of any special meeting of any committee designated by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Washington as the place for holding any special Board or committee meeting called by them.

3.5	Meetings by Communication Equipment. Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

3.6	Notice of Special Meetings. Notice of a special Board or committee meeting stating the place, day, and hour of the meeting shall be given to a Director in writing or orally. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

3.6.1	Personal Delivery. If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least one (1) day before the meeting.

3.6.2	Delivery by Electronic Mail or Mail. If notice is delivered by electronic mail or mail, the notice shall be deemed effective if deposited in the official government mail at least one (1) day before the meeting, properly addressed to a Director at his or her address shown on the records of this Corporation, with postage thereon prepaid.

3.6.3	Delivery by Private Carrier. If notice is given by private carrier, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of this Corporation at least one (1) day before the meeting.

3.6.4	Facsimile Notice. If notice is delivered by wire or wireless equipment which transmits a facsimile of the notice, the notice shall be deemed effective when dispatched at least one (1) day before the meeting to a Director at his or her telephone number or other number appearing on the records of this Corporation.

3.6.5	Delivery by Telegraph. If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company for delivery to a Director at his or her address shown on the records of this Corporation at least one (1) day before the meeting.

3.6.6	Oral Notice. If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least one (1) day before the meeting.

3.7	Waiver of Notice.

3.7.1	In Writing. Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles, or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to this Corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

3.7.2	By Attendance. A Director’s attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business thereat and does not thereafter vote for or assent to action taken at the meeting.

3.8	Quorum. A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting, but if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. If the actual number of Directors is one (1) then such sole director constitutes a quorum.

3.9	Manner of Acting. If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board meeting shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Articles or the Washington Business Corporation Act.

3.10	Presumption of Assent. A Director of this Corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director’s arrival, to holding the meeting or transacting any business thereat, (b) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director’s dissent or abstention to the presiding Officer (as defined below) of the meeting before its adjournment or to this Corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.11	Action by Board or Committees Without a Meeting. Any action which could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one (1) or more written consents setting forth the action so taken are signed by each of the Directors or by each committee member either before or after the action is taken and delivered to this Corporation. Action taken by written consent of Directors without a meeting is effective when the last Director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12	Resignation. Any Director may resign at any time by delivering written notice to the Chairman of the Board or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13	Removal. At a meeting of Shareholders called expressly for that purpose, one (1) or more members of the Board, including the entire Board, may be removed with or without cause (unless the Articles permit removal for cause only) by the Shareholders entitled to elect the Director or Directors whose removal is sought if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director. If the Articles permit cumulative voting in the election of Directors, then a Director may not be removed if the number of votes sufficient to elect such Director if then cumulatively voted at an election of the entire Board or, if there are classes of Directors, at an election of the class of Directors of which such Director is a part, is voted against the Director’s removal.

3.14	Vacancies. Unless the Articles provide otherwise, any vacancy occurring on the Board may be filled by the Shareholders, the Board or, if the Directors in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining Directors. Any vacant office held by a Director elected by the holders of one (1) or more classes or series of Shares entitled to vote and be counted collectively thereon shall be filled only by the vote of the holders of such class or series of Shares. A Director elected to fill a vacancy shall serve only until the next election of Directors by the Shareholders.

3.15	Executive and Other Committees.

3.15.1	Creation of Committees. The Board, by resolution adopted by the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members thereto from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws and applicable law. Each committee must have two (2) or more members, who shall serve at the pleasure of the Board.

3.15.2	Authority of Committees. Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no such committee shall have the authority to: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (b) approve or propose to Shareholders actions or proposals required by the Washington Business Corporation Act to be approved by Shareholders, (c) fill vacancies on the Board or any committee thereof, (d) adopt, amend, or repeal Bylaws, (e) amend the Articles pursuant to RCW 23B.10.020, (f) approve a plan of merger requiring Shareholder approval, or (g) authorize or approve the issuance or sale or contract for sale of Shares, or determine the designation and relative rights, preferences, and limitations of a class or series of Shares except that the Board may authorize a committee or a senior executive Officer (as defined below) of this Corporation to do so within limits specifically prescribed by the Board.

3.15.3	Quorum and Manner of Acting. A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. Except as may be otherwise provided in the Washington Business Corporation Act, if a quorum is present when the vote is taken the act of a majority of the members present shall be the act of the committee.

3.15.4	Minutes of Meetings. All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.15.5	Resignation. Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board or the Board. Any such resignation is effective upon delivery thereof, unless the notice of resignation specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective.

3.15.6	Removal. The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

3.16	Compensation. By Board resolution, Directors and committee members may be paid their reasonable expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving this Corporation in any other capacity and receiving compensation therefor. Notwithstanding the foregoing, none of the Directors or committee members shall be paid compensation nor shall they be reimbursed for expenses for services provided or meetings attended hereunder.

SECTION 4. OFFICERS

4.1	Appointment and Term. The officers of this Corporation (each an “Officer” and together the “Officers”) will be those Officers appointed from time to time by the Board or by any other Officer empowered to do so. The Board shall have sole power and authority to appoint executive Officers. As used herein, the term “executive Officer” shall mean the President, any Officer in charge of a principal business unit, division, or function, or any other Officer who performs a policy-making function. The Board or the President may appoint such other Officers and assistant Officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other Officer the power to appoint any subordinate Officers and to prescribe their respective terms of office, authority, and duties. Any two (2) or more offices may be held by the same person. Unless an Officer dies, resigns, or is removed from office, he or she shall hold office until his or her successor is appointed. Presently, the executive Officers of this Corporation are: Jay T. Schwartz (President), and George Brumder (Treasurer), and Julie Chase (Secretary).

4.2	Resignation. Any Officer may resign at any time by delivering written notice thereof to this Corporation. Any such resignation is effective upon delivery thereof, unless the notice of resignation specifies a later effective date, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.3	Removal. Any Officer may be removed by the Board at any time, with or without cause. An Officer or assistant Officer, if appointed by another Officer, may be removed by any Officer authorized to appoint Officers or assistant Officers.

4.4	Contract Rights and Employment of Officers. The appointment of an Officer does not itself create contract rights or employment rights.

4.5	Chairman of the Board. If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and Shareholders unless another Officer is appointed or designated by the Board as Chairman of such meetings.

4.6	President. If appointed, the President shall be the chief executive officer of this Corporation unless some other Officer is so designated by the Board, shall preside over meetings of the Board and Shareholders in the absence of a Chairman of the Board, and, subject to the Board’s control, shall supervise and control all of the assets, business, and affairs of this Corporation. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board and Shareholders and for authentication of the records of this Corporation.

4.7	Incapacity of President. In the event of the death of the President or his or her incapacity, the Treasurer has been designated as the successor to the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. The Treasurer shall perform such other duties as from time to time may be assigned to them at the direction of the Board until a successor President takes office.

4.8	Secretary. If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and Shareholders, maintenance of this Corporation records and stock registers, and authentication of this Corporation’s records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.9	Treasurer. If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of this Corporation, receive and give receipts for moneys due and payable to this Corporation from any source whatsoever, and deposit all such moneys in the name of this Corporation in banks, trust companies, or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer. If required by the Board, the Treasurer or any Assistant Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine.

4.10	Compensation. The compensation of the Officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No Officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director of this Corporation. The current Officers shall be compensated in accordance with the services agreements between this Corporation and each Officer.

4.11	Sale of Film Prior to Completion. If the funds raised are exhausted prior to completion of the Corporation’s film, the Officers may in each case, as approved by the Series A Preferred Shareholders, subject to Section 2.14, either (i) sell or purchase the incomplete film in cash, for fair market value, as reasonably determined under Section 4.12, or (ii) arrange for additional financing, thereby proportionately diluting the Series A Preferred Shareholders’ ownership, or (iii) wait until such time a reasonable commercial transaction can be affected with respect to the disposition of the film.

4.12	Purchase Assets of Corporation. If the Officers are unable to sell the assets of this Corporation for a reasonable price, then the Officers may purchase the assets, in cash, for fair market value, upon approval by the Series A Preferred Shareholders, in accordance with Section 2. If the Officers seek to purchase the assets of this Corporation, they must contract with, at their own personal expense, at least two independent third party film industry evaluators. These evaluators will be identified if such a transaction arises to determine the fair market value of the Film. The Officers will accept the greatest of the evaluations as the fair market value. Fair market value will be determined on the basis of, and will be equal to the amount, in each evaluator’s opinion, which would be obtained in an arm’s length transaction between an informed and willing buyer under no compulsion to buy and an informed and willing seller under no compulsion to sell. It is entirely possible that the Film will be worthless and that the fair market value will be zero.

SECTION 5. CONTRACTS, LOANS, CHECKS, AND DEPOSITS

5.1	Contracts. The Board may authorize any Officer or Officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of this Corporation. Such authority may be general or confined to specific instances.

5.2	Loans to this Corporation. No loans shall be contracted on behalf of this Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3	Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of this Corporation shall be signed by such Officer or Officers, or agent or agents, of this Corporation and in such manner as is from time to time determined by resolution of the Board.

5.4	Deposits. All funds of this Corporation not otherwise employed shall be deposited from time to time to the credit of this Corporation in such banks, trust companies, or other depositories as the Board may select.

SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1	Issuance of Shares. No Shares of this Corporation shall be issued unless authorized by the Board, subject to the Articles, or by a committee designated by the Board to the extent such committee is empowered to do so.

6.2	Certificates for Shares. Certificates representing Shares of this Corporation shall be signed, either manually or in facsimile, by the President and shall include on their face written notice of any restrictions which may be imposed on the transferability of such Shares. All certificates shall be consecutively numbered or otherwise identified.

6.3	Stock Records. The stock transfer books shall be kept at the principal office of this Corporation or at the office of this Corporation’s transfer agent or registrar. The name and address of each person to whom certificates for Shares are issued, together with the class and number of Shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of this Corporation. The person in whose name Shares stand on the books of this Corporation shall be deemed by this Corporation to be the owner thereof for all purposes.

6.4	Limitations on Transfer of Shares. Significant restrictions have been placed on the transferability of Series A Preferred Shares. Series A Preferred Shares should be purchased only by persons with the financial ability to acquire and hold the Series A Preferred Shares as a long-term investment. Series A Preferred Shareholders shall not sell, transfer, assign, pledge, hypothecate, encumber, subject to a security interest or otherwise dispose of their Series A Preferred Shares, or any part thereof, except by operation of law.

The transfer of Series A Preferred Shares of this Corporation shall be made only on the stock transfer books of this Corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of this Corporation. All certificates surrendered to this Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of Series A Preferred Shares shall have been surrendered and canceled.

6.5	Restriction on Transfer. All certificates representing Series A Preferred Shares of this Corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate, which reads substantially as follows:

“SERIES A PREFERRED SHAREHOLDERS SHALL NOT SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE, ENCUMBER, SUBJECT TO A SECURITY INTEREST OR OTHERWISE DISPOSE OF (“TRANSFER”) THEIR SERIES A PREFERRED SHARES, OR ANY PART THEREOF. NOTWITHSTANDING ANYTHING CONTAINED IN THE PARAGRAPH ABOVE TO THE CONTRARY, A SERIES A PREFERRED SHAREHOLDER’S SERIES A PREFERRED SHARES, OR A PORTION THEREOF, MAY BE TRANSFERRED , ONLY BY OPERATION OF LAW, TO PERSONS OR ENTITIES ENTITLED THERETO PURSUANT AND LIMITED TO ANY OPERATION OF LAW. IT SHALL BE THE SOLE RESPONSIBILITY OF TRANSFEREE TO CONTACT AUDIENCE PRODUCTIONS, INC. SO THAT SAID COMPANIES RECORDS MAY BE UPDATED ACCORDINGLY.”

6.6	Lost or Destroyed Certificates. In the case of a lost, destroyed, or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to this Corporation as the Board may prescribe.

SECTION 7. BOOKS AND RECORDS

This corporation shall:

(a)	Keep as permanent records minutes of all meetings of its Shareholders and the Board, a record of all actions taken by the Shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of this Corporation.

(b)	Maintain appropriate accounting records.

(c)	Maintain a record of its Shareholders, in a form that permits preparation of a list of the names and addresses of all Shareholders, in alphabetical order by class of Shares showing the number and class of Shares held by each; provided, however, such record may be maintained by an agent of this Corporation.

(d)	Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(e)	Keep a copy of the following records at its principal office:

(i)	the Articles and all amendments thereto as currently in effect;

(ii)	the Bylaws and all amendments thereto as currently in effect;

(iii)	the minutes of all meetings of Shareholders and records of all action taken by Shareholders without a meeting, for the past three (3) years;

(iv)	the financial statements described in Section 23B.16.200(1) of the Washington Business Corporation Act, for the past three (3) years;

(v)	all written communications to Shareholders generally within the past three (3) years;

(vi)	a list of the names and business addresses of the current Directors and Officers; and

(vii)	the most recent annual report delivered to the Washington Secretary of State.

SECTION 8. ACCOUNTING YEAR

The accounting year of this Corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

SECTION 9. SEAL

The Board may provide for a corporate seal which shall consist of the name of this Corporation, the state of its incorporation and the year of its incorporation.

SECTION 10. INDEMNIFICATION

10.1	Right to Indemnification. Each person who was, is or is threatened to be made a named party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or Officer of this Corporation or, that being or having been such a Director or Officer or an employee of this Corporation, he or she is or was serving at the request of an executive Officer of this Corporation as a Director, Officer, partner, trustee, employee, or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan, or other enterprise (hereinafter an “indemnitee”), whether the basis of a proceeding is alleged action in an official capacity as such a Director, Officer, partner, trustee, employee, or agent or in any other capacity while serving as such a Director, Officer, partner, trustee, employee or agent, shall be indemnified and held harmless by this Corporation against all expense, liability and loss, (including counsel fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a Director, Officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Except as provided in Section 10.4 below with respect to proceedings seeking to enforce rights to indemnification, this Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.

10.2	Restrictions on Indemnification. No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property, or services to which the indemnitee was not legally entitled or if this Corporation is otherwise prohibited by applicable law from paying such indemnification, except that if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this Section 10.2 shall be as set forth in such amended statutory provision.

10.3	Advancement of Expenses. The right to indemnification conferred in this Section 10 shall include the right to be paid by this Corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made upon delivery to this Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 10.3.

10.4	Right of Indemnitee to Bring Suit. If a claim under Section 10.1 or 10.3 of this Section is not paid in full by this Corporation within sixty (60) days after a written claim has been received by this Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against this Corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by this Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 10.4 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to this Corporation) and thereafter this Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

10.5	Procedures Exclusive. Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and advancement of expenses set forth in this Section 10.5 are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

10.6	Nonexclusivity Rights. The right to indemnification and the advancement of expenses conferred in this Section 10.6 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles or Bylaws of this Corporation, general or specific action of the Board, contract, or otherwise.

10.7	Insurance, Contracts, and Funding. This Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, partner, trustee, employee, or agent of this Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability, or loss, whether or not this Corporation would have the power to indemnify such person against such expense, liability, or loss under the Washington Business Corporation Act. This Corporation may enter into contracts with any Director, Officer, partner, trustee, employee, or agent of this Corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.8	Indemnification of Employees and Agents of this Corporation. This Corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of this Corporation (a) with the same scope and effect as the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and Officers; (b) pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act; or (c) as are otherwise consistent with law.

10.9	Persons Serving other Entities. Any person who, while a Director, Officer, or employee of this Corporation, is or was serving (a) as a director or officer of another foreign or domestic corporation of which a majority of the Shares entitled to vote in the election of its Directors is held by this Corporation or (b) as a partner, trustee, or otherwise in an executive or management capacity in a partnership, joint venture, trust, or other enterprise of which this Corporation or a wholly- owned subsidiary of this Corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of an executive Officer of this Corporation and entitled to indemnification and advancement of expenses under Sections 10.1 and 10.3 of this section.

SECTION 11. AMENDMENTS

These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the Series A Preferred Shareholders have expressly provided. The Series A Preferred Shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered, or modified by the Series A Preferred Shareholders.

The foregoing Bylaws were adopted by this corporation on July 20, 2009

By: /s/ JULIE CHASE
Name: Julie Chase
Title: Secretary